UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2022

QuantumScape Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-39345 (Commission File Number)	85-0796578 (I.R.S. Employer Identification Number)

1730 Technology Drive San Jose, California (Address of principal executive offices)	95110 (Zip code)

(408) 452-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	QS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director

On February 9, 2022, Susan Huppertz was appointed to the Board of Directors (the “Board”) of QuantumScape Corporation (the “Company”), to serve as a director with a term of office expiring at the Company’s next annual stockholder meeting.

Ms. Huppertz brings to the Company manufacturing and operational experience, and has been serving as Chief Manufacturing and Supply Chain Officer at Hubbell Incorporated (NYSE: HUBB), an electronic products designer and manufacturer, since January 2018. She also served as Vice President, Global Operations at TE Connectivity Ltd (NYSE: TEL), a connectivity and sensor solutions provider, from May 2014 until November 2017, and in a variety of roles over 20 years at Siemens AG, an industrial manufacturing conglomerate, including Senior Vice President Global Manufacturing and Supply Chain Manager of its Water Technologies Business Unit from August 2011 to January 2014, and Vice President Regional Manufacturing Manager for Europe, Latin America and Middle East for its OSRAM Professional Lighting Business Unit from January 2008 to August 2011. Ms. Huppertz holds a B.A. in Computer Science and Economics from Cornell University and dual M.B.A. degrees from the Kellogg Graduate School of Management at Northwestern University and Wissenschaftliche Hochshule für Unternehmensführung.

In accordance with the Company’s Outside Director Compensation Policy (the “Director Compensation Policy”), Ms. Huppertz is eligible to participate in the Company’s standard compensation arrangements for non-employee directors which consists of cash and equity compensation for service on the Board. Pursuant to the Director Compensation Policy, Ms. Huppertz is entitled to $80,000 in annual cash compensation for service on the Board with additional cash compensation payable for committee service, as applicable. Ms. Huppertz was also granted an initial equity award of 18,637 restricted stock units, which will vest one-twelfth quarterly over three years starting May 15, 2022, subject to Ms. Huppertz’s continued service through each vesting date in accordance with the Director Compensation Policy. In addition, Ms. Huppertz was granted a pro-rated annual equity award of 7,765 restricted stock units, which will vest in full on the next quarterly vesting date (which are February 15, May 15, August 15 and November 15) after the Company’s next annual stockholder meeting, subject to Ms. Huppertz’s continued service through such vesting date in accordance with the Director Compensation Policy.

There are no arrangements or understandings between Ms. Huppertz and any other persons pursuant to which Ms. Huppertz was appointed a director of the Company, and there are no family relationships between Ms. Huppertz and any other director or executive officer of the Company.

The Company will enter into its standard form of indemnification agreement with Ms. Huppertz, a copy of which is filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on December 2, 2020. Other than the indemnification agreement, Ms. Huppertz does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

The foregoing description of the terms of the Director Compensation Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Director Compensation Policy, which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 or via an amendment to this Current Report on Form 8-K.

Resignation of Director

On February 9, 2022, John Doerr resigned from the Board of the Company and all committees thereof. Mr. Doerr’s decision did not reflect any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On February 10, 2022, the Company issued a press release announcing the appointment of Ms. Huppertz, Jeneanne Hanley, and Gena Lovett to the Board, and Mr. Doerr’s resignation from the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated February 10, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 10, 2022

QUANTUMSCAPE CORPORATION

By:	/s/ Michael McCarthy
	Name:	Michael McCarthy
	Title:	Chief Legal Officer and Head of Corporate Development